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                                                                    EXHIBIT 10.8

                         GREENE COUNTY BANCSHARES, INC.
                          2004 LONG-TERM INCENTIVE PLAN

                          STOCK OPTION AWARD AGREEMENT

                               AWARD NO._________

      You (the "Participant") are hereby awarded the following stock option (the "Option") to purchase Shares of Greene County Bancshares, Inc. (the "Company"), subject to the terms and conditions set forth in this Stock Option Award Agreement (the "Award Agreement") and in the Greene County Bancshares, Inc. 2004 Long-Term Incentive Plan (the "Plan"), which is attached hereto as Exhibit A. A summary of the Plan appears in its Prospectus, which is attached as Exhibit B. You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.

      By executing this Award Agreement, you agree to be bound by all of the Plan's terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement shall be made by the Board of Directors (the "Board") of Greene County Bancshares, Inc., or any Committee appointed by the Board to administer the Plan, and shall be final, conclusive and binding on all parties, including you and your successors in interest. Capitalized terms are defined in the Plan or in this Award Agreement.

1. VARIABLE TERMS. This Option shall have, and be interpreted according to, the following terms, subject to the provisions of the Plan in all instances:

   Name of Participant:                      ___________________________

   Type of Stock Option:                     [ ] Incentive Stock Option (ISO)(1)
                                             [ ] Non-Incentive Stock Option(2)

      Number of Shares subject to Option:    ___________________________

      Option Exercise Price per Share:       ___________________________

      Grant Date:                            ___________________________

      Expiration Date:                       [ ] ____ years after Grant Date
                                             [ ] 10 years after Grant Date

      Vesting Schedule: (Establishes the Participant's rights to exercise this
                        Option with respect to the Number of Shares stated above.)

                  [ ]   ___% on Grant Date.

                  [ ]   ___% on each of the first __(#) annual
                        (_quarterly/__monthly) anniversary dates of the Participant's Continuous Service after the Grant Date.

(1) If an ISO is awarded to a person owning more than 10% of the voting power of all classes of stock of the Company or of any Subsidiary, then the term of the Option cannot exceed 5 years and the exercise price must be at least 110% of the Fair Market Value of a Share (100% for any other employee who is receiving ISO awards).

(2) The exercise price of a non-ISO must be at least 50% of the Fair Market
Value.

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Stock Option Award Agreement
Greene County Bancshares, Inc.
2004 Long-Term Incentive Plan

2. TERM OF OPTION. The term of the Option shall expire at 5:00 p.m. (E.D.T. or E.S.T., as applicable) on the Expiration Date.

3. MANNER OF EXERCISE. The Option shall be exercised in the manner set forth in the Plan and as determined by the Committee. The amount of Shares for which the Option may be exercised is cumulative; that is, if you fail to exercise the Option for all of the Shares vested under the Option during any period set forth above, then any Shares subject to the Option that are not exercised during such period may be exercised during any subsequent period, until the expiration or termination of the Option pursuant to Sections 2 and 5 of this Award Agreement and the terms of the Plan. Fractional Shares may not be purchased.

4. SPECIAL ISO PROVISIONS. If designated as an ISO, this Option shall be treated as an ISO to the extent allowable under Section 422 of the Code, and shall otherwise be treated as a Non-ISO. If you sell or otherwise dispose of Shares acquired upon the exercise of an ISO within 1 year from the date such Shares were acquired or 2 years from the Grant Date, you agree to deliver a written report to the Company within 10 days following the sale or other disposition of such Shares detailing the net proceeds of such sale or disposition.

5. TERMINATION OF CONTINUOUS SERVICE.

      5.1 If your Continuous Service with the Company is terminated for any reason other than as a result of your death, disability, retirement or termination for Cause, you shall have the right to exercise this at any time within three months following your termination of Continuous Service to the extent that you are entitled to exercise such Option at the date of such termination.

      5.2 If your Continuous Service with the Company is terminated because you retire or become disabled (each, as contemplated in Section 6 (h) of the Plan), you shall have the right to exercise the Option at any time within one year following your termination of Continuous Service to the extent your are entitled to exercise such Option at the date of your termination.

      5.3 If you die during your Continuous Service with the Company (or within 30 days after termination of your Continuous Service), then your estate or the person who has the right to exercise the Option may exercise the Option at any time within one year of your death, but only to the extent that you were entitled to exercise the Option on the date of your death or, if earlier, the date when your Continuous Service was terminated.

      5.4 If your Continuous Service is terminated due to Cause (as determined by the Committee in accordance with the Plan), you shall immediately forfeit the right to exercise this Option.

      5.5 Notwithstanding the foregoing, any unexercised option shares awarded to a Participant who terminates Continuous Service (other than for Cause) after attaining age 55 and after completing 10 years of employment with the Company, shall become fully vested and immediately exercisable on and after the effective date of such termination of employment.

6. OCCURRENCE OF A CHANGE IN CONTROL. In the event of a Change in Control, your Option shall fully vest and become fully exercisable as to the Shares then subject to the Option. This shall occur immediately prior to the effective date of the transaction giving rise to the Change in Control.

7. DESIGNATION OF BENEFICIARY. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the "Beneficiary") to your interest in the Option awarded hereby. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit C (the "Designation of Beneficiary") and delivering an executed copy of the Designation of Beneficiary to the Company.

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Stock Option Award Agreement
Greene County Bancshares, Inc.
2004 Long-Term Incentive Plan

8. NOTICES. Any notice or communication required or permitted by any provision of this Award Agreement to be given to you shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed to you at the last address that the Company had for you on its records. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

9. BINDING EFFECT. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10. MODIFICATIONS. This Award Agreement may be modified or amended at any time, provided that you must consent in writing to any modification that adversely alters or impairs any rights or obligations under this Option.

11. HEADINGS. Section and other headings contained in this Award Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Award Agreement or any provision hereof.

12. SEVERABILITY. Every provision of this Award Agreement and of the Plan is intended to be severable. If any term hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity or legality of the remaining terms of this Award Agreement.

13. GOVERNING LAW. The laws of the State of Tennessee shall govern the validity of this Award Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

14. COUNTERPARTS. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

15. PLAN GOVERNS. By signing this Award Agreement, you acknowledge that you have received a copy of the Plan and that your Award Agreement is subject to all the provisions contained in the Plan, the provisions of which are made a part of this Award Agreement and your Award is subject to all interpretations, amendments, rules and regulations which from time to time may be promulgated and adopted pursuant to the Plan. In the event of a conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

16. RESTRICTIONS ON TRANSFER. This Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee. Notwithstanding the foregoing, you may transfer this Option (i) by instrument to an inter vivos or testamentary trust (or other entity) in which each beneficiary is a permissible transferee of yours pursuant to the list of persons identified in clause (ii) of this Section, or (ii) by gift to charitable institutions or by gift or transfer for consideration to any of the following relatives of yours (or to an inter vivos trust, testamentary trust or other entity primarily for the benefit of the following relatives of yours): any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships. Any transferee of your rights shall succeed and be subject to all of the terms of this Award Agreement and the Plan.

17. TAXES. By signing this Award Agreement, you acknowledge that you shall be solely responsible for the satisfaction of any taxes that may arise (including taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor the Administrator shall have any obligation whatsoever to pay such taxes.

      BY YOUR SIGNATURE BELOW on the Grant Date identified above, along with the signature of the Company's representative, you and the Company agree that this Option is awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

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Stock Option Award Agreement
Greene County Bancshares, Inc.
2004 Long-Term Incentive Plan

                              GREENE COUNTY BANCSHARES, INC.

                              By: ____________________________________
                                  Name:
                                   Title:

                              PARTICIPANT

                              The undersigned Participant hereby
                              accepts the terms of this Award
                              Agreement and the Plan.

                              By: ____________________________________

                              Name of Participant: ________________________

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                         GREENE COUNTY BANCSHARES, INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT A

                                  PLAN DOCUMENT

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                         GREENE COUNTY BANCSHARES, INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT B

                                 PLAN PROSPECTUS

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                         GREENE COUNTY BANCSHARES, INC.
                          2004 LONG-TERM INCENTIVE PLAN

                                    EXHIBIT C

                           DESIGNATION OF BENEFICIARY

      In connection with the STOCK OPTION AWARD AGREEMENT (the "Award Agreement") entered into on _______________, 200_ between Greene County Bancshares, Inc. (the "Company") and _______________, an individual residing at _______________ (the "Participant"), you hereby designate the person specified below as the beneficiary of the Participant's interest in a stock option to purchase Shares (as defined in the 2004 Long-Term Incentive Plan) of the Company awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Participant.

        Name of Beneficiary:            ______________________

        Address:                        ______________________

                                        ______________________

                                        ______________________

        Social Security No.:            ______________________

      You understand that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by you, including by delivery to the Company of a written designation of beneficiary executed by you on a later date.

                                                 Date:  ________________________

                                                 By:    ________________________
                                                        [Participant Name]

Sworn to before me this

____ day of ____________, 200_

______________________________
Notary Public

County of     ________________

State of      ________________

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